Exhibit 99.1

Gyre Therapeutics Expands Board of Directors with Appointment of Rodney L. Nussbaum

SAN DIEGO, Mar. 21, 2024 (GLOBE NEWSWIRE) – Gyre Therapeutics (“Gyre”) (Nasdaq: GYRE), a clinical-stage biotechnology company developing anti-fibrotic therapeutics for a variety of chronic organ diseases, today announced the appointment of Rodney L. Nussbaum to the Company’s Board of Directors and as a member of its Audit Committee.

“Rodney has an extensive background in finance, accounting, and financial reporting with nearly four decades of experience working at global auditing and consulting firms,” said Han Ying, Ph.D., Chief Executive Officer of Gyre Therapeutics. “He joins our Board at a pivotal time as we advance our diversified pipeline of anti-fibrotic therapies. We look forward to leveraging his expertise to help drive Gyre’s commercial growth.”

“I am thrilled to have the opportunity to join the Gyre Board of Directors at such an exciting time for the Company,” said Mr. Nussbaum. “I look forward to using my experience to support Gyre’s multi-faceted strategy of increasing sales of its commercial product in China and progressing additional product candidates through clinical development.”

Mr. Nussbaum currently serves as a Managing Executive at Atago Advisory, which provides accounting and financial reporting services to clients in the United States and the Asia Pacific Region. Prior to Atago, he was a Senior Partner with clients in Japan and the Asia Pacific Region with Ernst & Young (2004-2016) and KPMG (2002-2004), and a Partner with Arthur Andersen (1991-2002). Prior to his position as Senior Partner, Mr. Nussbaum spent over 20 years at Arthur Andersen, where he held audit and client relationship partner responsibilities for a diverse portfolio of clients ranging from start-ups to those in the Global 100 across multiple industries, including pharmaceuticals and medical devices. Mr. Nussbaum is a retired Certified Public Accountant and currently serves as an independent board member for Cullgen and Zeal Senior Living. He holds a B.S. in Business Administration and Accounting from Boston University School of Management.

About Gyre Therapeutics

Gyre Therapeutics is a biopharmaceutical company headquartered in San Diego, CA, with a primary focus on the development and commercialization of Hydronidone (F351) for the treatment of NASH-associated fibrosis in the United States. Gyre’s development strategy for F351 in NASH is based on results obtained in mechanistic studies in a NASH rodent model and results of a chronic Hepatitis B-induced liver fibrosis Phase 2 clinical study in China which met the primary endpoints of safety and efficacy and led to Breakthrough Therapy designation by the NMPA. Gyre is also advancing a diverse pipeline in China through its indirect controlling interest in Beijing Continent Pharmaceuticals Co. (d/b/a Gyre Pharmaceuticals Co., Ltd.), including pirfenidone, F573, F528, and F230.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning: the expectations regarding and goals of Gyre’s research and development efforts, expectations regarding future product sales, and Gyre’s business strategies, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause Gyre’s actual results to differ materially from the forward-looking statements expressed or implied in this press release, including without limitation: Gyre’s ability to execute on its clinical development strategies; positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; the timing or likelihood of regulatory filings and approvals; competition from competing products; the impact of general economic, health, industrial or political conditions in the United States or internationally; the sufficiency of Gyre’s capital resources and its ability to raise additional capital. Additional risks and factors are identified under “Risk Factors” in Gyre’s Annual Report on Form 10-K filed on March 27, 2023 and subsequent reports filed with the Securities and Exchange Commission, including in the Definitive Proxy Statement filed on July 20, 2023.

Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

For Investors:

Stephen Jasper

stephen@gilmartinir.com